For Immediate Release
May 9, 2023

Southwest Gas Holdings, Inc. Reports First Quarter 2023 Financial Results
Highest Quarterly Utility Net Income on Record; Highest First Quarter Revenues at Centuri
Reaffirming 2023 Guidance
LAS VEGAS – May 9, 2023 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today reported first quarter 2023 financial results.
“We delivered strong financial results at both the utility and Centuri during the quarter, with constructive new rates in place for Arizona utility customers and exciting new offshore wind and natural gas contracts at Centuri,” said Karen S. Haller, President and Chief Executive Officer of Southwest Gas. “We have now completed our 2023 financing plan and going forward, we expect to maintain an investment grade profile and enhance balance sheet flexibility. We are making significant progress on our transformation strategy through the recent close of the sale of MountainWest and advancing the Centuri spin with IRS and Arizona Corporation Commission filings, and we are excited about Southwest Gas’ future as a pure-play natural gas leader as we focus on delivering continued earnings growth. We remain committed to executing our strategic plan as we address the needs of our customers, deliver safe and affordable energy, and invest in the communities we serve and our employees, while maximizing value for our stockholders.”
Southwest Gas Holdings Financial Highlights
•Utility earnings up $23 million Q1 2023 over Q1 2022 and Centuri results up approximately $12 million over same period.
•Consolidated net earnings of $0.67 per diluted share (and adjusted consolidated net earnings of $1.69 per diluted share) for the first quarter of 2023, compared to consolidated net earnings of $1.58 per diluted share (and adjusted consolidated earnings of $1.74 per diluted share) for the first quarter of 2022.
•Adjustments to first quarter 2023 earnings included $70 million of collective nonrecurring after-tax items, largely driven by incremental loss on sale of MountainWest ($66.5 million after-tax), other costs associated with the sale, residual MountainWest stand-up/integration costs leading up to the sale date, as well as costs incurred to facilitate a spin-off of Centuri.
•Completed sale of MountainWest and proceeds used to pay off $1.1 billion of total debt.
•Advanced Centuri spin with Internal Revenue Service (“IRS”) private letter ruling (“PLR”) and Arizona Corporation Commission (“ACC”) filings.
•Completed $247 million equity raise on March 10, 2023 and $550 million term loan issuance on April 17, 2023.

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share items)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Results of Consolidated Operations
Contribution to net income - natural gas distribution	$134,696	$111,795	$177,281	$180,215
Contribution to net income (loss)- utility infrastructure services	(11,872)	(23,486)	13,679	17,793
Contribution to net income (loss) - pipeline and storage (MountainWest)	(16,288)	16,930	(316,951)	16,930
Contribution to net income (loss) - corporate and administrative	(60,625)	(9,061)	(127,566)	(35,274)
Net income (loss)	$45,911	$96,178	$(253,557)	$179,664
Non-GAAP adjustments - consolidated	70,012	9,995	459,907	46,208
Adjusted net income	$115,923	$106,173	$206,350	$225,872
Diluted earnings (loss) per share*	$0.67	$1.58	$(3.76)	$2.99
Diluted adjusted earnings per share	$1.69	$1.74	$3.06	$3.76
Weighted average diluted shares	68,419	60,854	67,413	60,044
*In periods in which losses occur, diluted and basic loss per share are the same, and the same shares are used for Adjusted results.
Business Segment Highlights
Natural Gas Distribution
The natural gas distribution segment recorded net income of $134.7 million in the first quarter of 2023, compared to net income of $111.8 million in the first quarter of 2022.
Key operational highlights include:
•Record twelve-month operating margin of $1.2 billion;
•Net income increase driven by new base rates effective February 1, 2023 in Arizona, as well as the impact of a full first quarter of rates in Nevada which went into effect April 1, 2022;
•Arizona general rate case finalized with annual revenue increase of $54.3 million (the largest revenue increase in company history);
•42,000 new utility customers added during the last 12 months;
•Submitted regulatory filing requesting authority to modify purchased gas cost recovery mechanism in Arizona to facilitate either a faster recovery of the gas acquisition costs or receive improved cost of carry on the regulatory account balance;
•Preparing third quarter 2023 Nevada rate case filing; and
•Issued $300 million Senior Notes with proceeds used to repay amounts outstanding under credit facility and for general corporate purposes.

Key drivers of the first quarter performance in 2023 as compared to first quarter performance in 2022 include:
•Increased operating margin by $34 million compared to the first quarter of 2022, including two months of Arizona rate relief and three months of Nevada rate relief;
•Operations and maintenance expense increased $11.6 million between quarters, including approximately $4 million in fuel-related costs ($3 million of which is customer-provided fuel for pipeline operations and offset in revenues), $1.7 million in combined leak survey and line locating costs, $2.6 million primarily related to outside services/contractor costs in various areas of the business, as well as increases in insurance related claims ($1 million);
•Other income increased $17 million reflecting higher interest income related primarily to an increase in deferred purchased gas cost balances, and lower non-service components of pension costs; and
•Company-owned Life Insurance (“COLI”) policy cash surrender value results (included in Other income) increased $4.4 million compared to the first quarter of 2022.
Reaffirm Natural Gas Distribution Segment Guidance and Outlook:
•2023 net income guidance of $205 - $215 million (assumes $3 - $5 million of COLI earnings);
•2023 capital expenditures in support of customer growth, system improvements, and pipe replacement programs of $665 - $685 million;
•3 - Year capital expenditures of approximately $2.0 billion; and
•3 - Year utility rate base compound annual growth rate of 5% - 7%.
Centuri / Utility Infrastructure Services
The utility infrastructure services segment had a net loss of $11.9 million in the first quarter of 2023, compared to a net loss of $23.5 million in the first quarter of 2022. Infrastructure services results are typically seasonally lower in the first quarter. Revenues increased $129.4 million over the first quarter of 2022, driven by the start of a large gas infrastructure project, increased offshore wind and storm restoration work, and milder weather in the central and eastern United States.
Key operational highlights include:
•Record revenues of $653 million, an increase of 25% compared to the first quarter of 2022;
•$11.6 million year over year increase in first quarter results;
•Signed $172 million in new offshore wind business to support a project in New York, bringing Centuri to over $525 million in total wind projects under contract;
•Signed $125 million gas pipeline construction contract in Indiana – $30 million of revenue recognized in first quarter; and
•$31 million storm restoration services revenue – represents approximately two times the 2022 revenue generated in the first quarter for storm restoration services.

Key drivers of Centuri’s first quarter performance in 2023 as compared to first quarter performance in 2022 include:
•$51.7 million increase in electric revenues and $43.3 million increase in offshore wind revenues;
•$16.5 million revenue increase in higher-profit storm restoration services;
•Improved mix of work, operating efficiencies, and weather;
•Growth from new and existing electric customers and new gas bid contract; and
•Increased interest expense ($11.2 million) due to higher interest rates on variable-rate borrowings.
Reaffirm Centuri / Utility Infrastructure Services Segment Guidance and Outlook:
•2023 revenues of $2.8 billion to $3.0 billion;
•2023 adjusted EBITDA margin of 9.5% - 11.0%; and
•2023 - 2026 adjusted EBITDA CAGR 9% - 11% (adjusted EBITDA excludes costs of strategic review, one-time acquisition costs and non-cash stock-based compensation expense).
Strategic Alternatives Review Process Update
Southwest Gas is actively executing on its plans to simplify the Company’s business portfolio in the first quarter of 2023 and position Southwest Gas as a pure-play utility. On February 14, 2023, Southwest Gas completed the sale of MountainWest to Williams for $1.5 billion in total enterprise value.
Additionally, the Company is actively pursuing a spin-off of its wholly owned subsidiary, Centuri, to form a new, independent and publicly traded utility infrastructure services company. Southwest Gas submitted its IRS PLR request during the first quarter of 2023 and a notice of intent was filed with the ACC in April. An SEC Form 10 submission is expected late in the second quarter or early in the third quarter of 2023. The Company anticipates completion of its planned spin of Centuri during the fourth quarter of 2023 or first quarter of 2024. The spin is expected to be completed as planned and be tax-free to Southwest Gas and its stockholders for U.S. federal income tax purposes, subject to ACC approval, SEC registration, and IRS PLR to confirm tax-free nature of spin structure.
Conference Call and Webcast
Southwest Gas will host a conference call on Tuesday, May 9, 2023 at 11:00 a.m. ET to discuss its first quarter 2023 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com.
The call will be webcast live on the Company's website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (844) 481-2868 or international (412) 317-1860. The webcast will be archived on the Southwest Gas website.

Southwest Gas Holdings currently has two business segments:
Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada, and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities.
Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2023. In addition, the statements under headings pertaining to “Guidance and Outlook” that are not historic, constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and impact of executing (or not executing) on various strategic alternatives, including whether we will spin Centuri, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and similar changes and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, the costs to integrate new businesses, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance regarding segment revenues, EBITDA, EBITDA margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected, that increases in costs will be timely incorporated in contracts and revenues, that customer materials will be available timely to efficiently complete projects, or that inefficiencies in the mix of work will not result, nor can it provide assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This earnings release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings per diluted share, (ii) adjusted consolidated net income, (iii) natural gas distribution segment adjusted net income, (iv) pipeline and storage segment adjusted net income, (v) utility infrastructure services segment adjusted net income (loss), and (vi) adjusted corporate and administrative net loss. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income (loss) for the three- and twelve- months ended March 31, 2023 and 2022 includes adjustments to add back expenses related to the MountainWest acquisition and integration expenses, stockholder activism and litigation, proxy contest and settlement, legal reserves, and the strategic review, along with losses on disposal groups held for sale, including goodwill impairment impacts and estimated selling costs, other costs associated with the sale, and costs incurred to facilitate a spin-off of Centuri. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition and integration, for losses on held for sale businesses and for related costs, along with costs to facilitate a spin-off of Centuri, because they are expenses and charges that will not recur following these events. Management also believes it is appropriate to adjust for expenses related to stockholder activism, proxy contest settlement, and stockholder litigation, as well as the strategic review, because these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure services adjusted net income, adjusted loss for corporate and administrative, and adjusted consolidated net income include adjustments associated with acquisition-related costs related to the Riggs Distler and MountainWest acquisitions.
Management also uses the non-GAAP measure operating margin related to its natural gas distribution operations. Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. (The Southwest Gas Holdings, Inc. Consolidated Earnings Digest included herein provides reconciliations for these non-GAAP measures.)
We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.
Contacts
For investor information, contact: Robert Pritchard, (702) 876-7237, SWGInvestorsRequest@swgas.com
For media information, contact: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com

SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED MARCH 31,	2023	2022
Consolidated Operating Revenues	$1,603,304	$1,267,409

Net income applicable to Southwest Gas Holdings	$45,911	$96,178

Weighted Average Common Shares	68,265	60,737

Basic Earnings Per Share	$0.67	$1.58

Diluted Earnings Per Share	$0.67	$1.58

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$259,364	$233,882
Plus:
Operations and maintenance (excluding Admin & General) expense	79,696	73,422
Depreciation and amortization expense	74,650	72,114
Operating Margin	$413,710	$379,418

TWELVE MONTHS ENDED MARCH 31,	2023	2022
Consolidated Operating Revenues	$5,295,904	$4,061,953

Net Income (loss) applicable to Southwest Gas Holdings	$(253,557)	$179,664

Weighted Average Common Shares	67,413	59,919

Basic Earnings (Loss) Per Share	$(3.76)	$3.00

Diluted Earnings (Loss) Per Share	$(3.76)	$2.99

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$597,222	$571,051
Plus:
Operations and maintenance (excluding Admin & General) expense	317,344	276,525
Depreciation and amortization expense	265,579	256,814
Operating Margin	$1,180,145	$1,104,390

Reconciliation of non-GAAP financial measures of Adjusted net income (loss) and Adjusted diluted earnings per share and their comparable GAAP measures of Net income (loss) and Diluted earnings (loss) per share. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s March 31, 2023 Form 10-Q.
Amounts in thousands, except per share amounts

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of Net income (loss) to non-GAAP measure of Adjusted net income (loss)
Net income applicable to Natural Gas Distribution (GAAP)	$134,696	$111,795	$177,281	$180,215
Plus:
Legal reserve	—	—	—	5,000
Income tax effect of adjustment above (1)	—	—	—	(1,200)
Adjusted net income applicable to Natural Gas Distribution	$134,696	$111,795	$177,281	$184,015

Net income (loss) applicable to Utility Infrastructure Services (GAAP)	$(11,872)	$(23,486)	$13,679	$17,793
Plus:
Riggs Distler transaction costs	—	—	—	14,000
Income tax effect of adjustment above (1)	—	—	—	(2,337)
Strategic review, including Centuri spin	91	—	1,944	—
Income tax effect of adjustment above (1)	(23)	—	(477)	—
Adjusted net income (loss) applicable to Utility Infrastructure Services	$(11,804)	$(23,486)	$15,146	$29,456

Net income (loss) applicable to Pipeline and Storage (GAAP) (2)	$(16,288)	$16,930	$(316,951)	$16,930
Plus:
Goodwill impairment and loss on sale	21,215	—	470,821	—
Income tax effect of adjustment above (1)	6,196	—	(99,311)	—
Nonrecurring stand-up costs associated with integrating MountainWest	2,565	8,658	20,103	8,658
Income tax effect of adjustment above (1)	(616)	(2,078)	(4,826)	(2,078)
Adjusted net income applicable to Pipeline and Storage	$13,072	$23,510	$69,836	$23,510

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net loss - Corporate and administrative (GAAP)	$(60,625)	$(9,061)	$(127,566)	$(35,274)
Plus:
Goodwill impairment and loss on sale and sale-related expenses (3)	51,473	—	57,292	—
Income tax effect of adjustment above (1)	(12,354)	—	(13,751)	—
MountainWest stand-up, integration, and transaction-related costs	291	700	291	23,501
Income tax effect of adjustment above (1)	(70)	(168)	(70)	(5,640)
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review	—	3,794	34,563	8,295
Centuri spin cost	1,637	—	1,637	—
Income tax effect of adjustment above (1)	(393)	(911)	(8,309)	(1,991)
Adjusted net loss applicable to Corporate and administrative	$(20,041)	$(5,646)	$(55,913)	$(11,109)

Net income (loss) applicable to Southwest Gas Holdings (GAAP)	$45,911	$96,178	$(253,557)	$179,664
Plus:
Legal reserve	—	—	—	5,000
Riggs Distler transaction costs	—	—	—	14,000
Goodwill impairment and loss on sale and sale-related expenses (3)	72,688	—	528,113	—
Nonrecurring stand-up cost associated with integrating MountainWest	2,856	9,358	20,394	32,159
Proxy contest, Stockholder litigation, Settlement agreement, Strategic review, and Centuri spin	1,728	3,794	38,144	8,295
Income tax effect of adjustment above (1)	(7,260)	(3,157)	(126,744)	(13,246)
Adjusted net income applicable to Southwest Gas Holdings	$115,923	$106,173	$206,350	$225,872

Weighted average shares - diluted	68,419	60,854	67,413	60,044

Earnings (loss) per share:
Diluted earnings (loss) per share	$0.67	$1.58	$(3.76)	$2.99
Adjusted consolidated earnings per diluted share	$1.69	$1.74	$3.06	$3.76

(1) Calculated using the Company’s blended statutory tax rate of 24%, except for items pertaining to the Utility Infrastructure Services segment which was calculated using a blended statutory tax rate of 25% and Goodwill impairment which was calculated using an effective tax rate of ~23%. Certain Settlement agreement costs are non-deductible for tax purposes, in addition to a component of the impairment loss that is a permanent item without tax basis thereby lowering tax benefit by $11.2 million.
(2) The information for 2023 reflects activity from January 1, 2023 to February 13, 2023 (the last full day of ownership).
(3) Amount includes approximately $1.5 million in administrative expenses incurred related to the sale of MountainWest, which were not part of the loss on sale overall.

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Results of Consolidated Operations
Contribution to net income - natural gas distribution	$134,696	$111,795	$177,281	$180,215
Contribution to net income (loss) - utility infrastructure services	(11,872)	(23,486)	13,679	17,793
Contribution to net income (loss) - pipeline and storage	(16,288)	16,930	(316,951)	16,930
Corporate and administrative	(60,625)	(9,061)	(127,566)	(35,274)
Net income (loss)	$45,911	$96,178	$(253,557)	$179,664

Basic earnings (loss) per share	$0.67	$1.58	$(3.76)	$3.00
Diluted earnings (loss) per share	$0.67	$1.58	$(3.76)	$2.99

Weighted average common shares	68,265	60,737	67,413	59,919
Weighted average diluted shares	68,419	60,854	67,413	60,044

Results of Natural Gas Distribution
Regulated operations revenues	$914,879	$676,539	$2,173,409	$1,676,397
Net cost of gas sold	501,169	297,121	993,264	572,007
Operating margin	413,710	379,418	1,180,145	1,104,390
Operations and maintenance expense	131,188	119,636	503,480	452,051
Depreciation and amortization	74,650	72,114	265,579	256,814
Taxes other than income taxes	22,740	21,652	84,285	81,308
Operating income	185,132	166,016	326,801	314,217
Other income (deductions)	18,443	1,315	10,244	(3,794)
Net interest deductions	38,622	26,610	127,892	102,004
Income before income taxes	164,953	140,721	209,153	208,419
Income tax expense	30,257	28,926	31,872	28,204
Contribution to net income - natural gas distribution	$134,696	$111,795	$177,281	$180,215

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Results of Utility Infrastructure Services
Utility infrastructure services revenues	$653,293	$523,877	$2,889,743	$2,318,563
Operating expenses:
Utility infrastructure services expenses	603,680	503,232	2,629,766	2,123,085
Depreciation and amortization	37,870	37,612	155,611	130,511
Operating income (loss)	11,743	(16,967)	104,366	64,967
Other income (deductions)	(680)	(486)	(1,081)	683
Net interest deductions	22,376	11,131	72,616	30,508
Income (loss) before income taxes	(11,313)	(28,584)	30,669	35,142
Income tax expense (benefit)	(1,180)	(6,170)	10,717	11,406
Net income (loss)	(10,133)	(22,414)	19,952	23,736
Net income attributable to noncontrolling interests	1,739	1,072	6,273	5,943
Contribution to consolidated results attributable to Centuri	$(11,872)	$(23,486)	$13,679	$17,793

	Three Months Ended March 31,
	2023	2022
Results of Pipeline and Storage (1)
Regulated operations revenues	$35,132	$66,993
Operating expenses:
Net cost of gas sold	6,368	1,797
Operations and maintenance expense	11,378	24,312
Depreciation and amortization	—	12,920
Taxes other than income taxes	1,490	3,164
Goodwill impairment and loss on sale	21,215	—
Operating income (loss)	(5,319)	24,800
Other income	486	543
Net interest deductions	2,200	4,382
Income (loss) before income taxes	(7,033)	20,961
Income tax expense	9,255	4,031
Contribution to consolidated results attributable to MountainWest	$(16,288)	$16,930
(1) The information for 2023 reflects activity from January 1, 2023 to February 13, 2023 (the last full day of ownership).

FINANCIAL STATISTICS
Market value to book value per share at quarter end		135%
Twelve months to date return on equity	-- total company	(7.6)%
	-- gas segment	6.8%
Common stock dividend yield at quarter end		4.0%
Customer to employee ratio at quarter end (gas segment)		942 to 1

GAS DISTRIBUTION SEGMENT
	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona	$2,607,568	6.73%	9.30%
Southern Nevada	1,535,593	6.30	9.40
Northern Nevada	174,965	6.56	9.40
Southern California	285,691	7.11	10.00
Northern California	92,983	7.44	10.00
South Lake Tahoe	56,818	7.44	10.00
Great Basin Gas Transmission Company (1)	135,460	8.30	11.80
(1) Estimated amounts based on 2019/2020 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	Three Months Ended March 31,		Twelve Months Ended March 31,
(In dekatherms)	2023	2022	2023	2022
Residential	45,977,985	38,867,195	88,502,685	76,788,035
Small commercial	14,346,416	12,922,387	34,922,818	32,128,179
Large commercial	3,241,188	2,694,948	10,550,711	9,548,100
Industrial / Other	1,833,582	1,177,808	5,660,492	5,040,661
Transportation	22,984,289	23,060,721	92,442,303	95,847,164
Total system throughput	88,383,460	78,723,059	232,079,009	219,352,139

HEATING DEGREE DAY COMPARISON
Actual	1,263	1,011	2,086	1,614
Ten-year average	976	969	1,651	1,629
Heating degree days for prior periods have been recalculated using the current period customer mix.